UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2019

CQENS Technologies Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-55470	27-1521407
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5550 Nicollet Avenue, Minneapolis, MN 55419

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (612) 812-2037

VapAria Corporation
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	n/a	n/a

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section3(a) of the Exchange Act. [  ]

Item 1.01	Entry into a Material Definitive Agreement.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On December 31, 2019 CQENS Technologies Inc., a Delaware corporation formerly known as VapAria Corporation (the “Company”), entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Chong Corporation, a entity controlled by Alexander Chong, Chief Executive Officer and a member of the Board of Directors of the Company (“Chong Corporation”) pursuant to which we acquired the following assets (the “Assets”):

● the assignment of all patent applications and patent related documents and materials currently assigned to or owned or held by Chong Corporation in the field of heated tobacco/heat not burn (HnB) methods and embodiments developed by Chong Corporation (the “CQENS System”), consisting of the following:

●	the provisional patent application filed by Chong Corporation on January 3, 2018, the non-provisional patent application filed by Chong Corporation on June 28, 2018 and the Patent Cooperation Treaty (PCT) application filed by Chong Corporation on January 3, 2019;

●	all documents and files related to device and tobacco consumable development;

●	all versions of prototyped embodiments, consisting of both device and tobacco consumable embodiments; and

●	all files, correspondence, communication, data and test results related to the toxicology testing undertaken by Chong Corporation related to the CQENS System.

● exclusive licenses from Chong Corporation in the fields and applications of tobacco, nicotine, reduced tobacco risk and smoking cessation, for device patents assigned to Chong Corporation, U.S. Patent No. 9,770,564 and U.S. Patent No. 9,913,950; and

● exclusive licenses from Chong Corporation in the fields and applications of tobacco, nicotine, reduced tobacco risk and smoking cessation, for international device patents and patent applications assigned to Chong Corporation, including those issued in the People’s Republic of China, the European Union, Japan and Hong Kong, and those pending in Germany, France, Brazil, Canada and Korea, and divisional patents pending in the European Union and Japan.

The purchase price (“Purchase Price”) of the Assets was:

● 14,000,000 shares of our common stock (the “Purchase Price Shares”);

● modification of the License Agreement dated January 28, 2016 by and between the Company and Chong Corporation pursuant to which we were granted an exclusive license for the U.S. Patent App No. 14/629/279, subsequently granted U.S. Patent No. 9,283,180, limiting our rights under this License Agreement to the fields and applications of tobacco, hemp-CBD, cannabis, nicotine, reduced tobacco risk and smoking cessation; and

● modification of the License Agreement dated January 28, 2016 by and between the Company and Chong Corporation pursuant to which we were granted an exclusive license for the U.S. Patent App No. 13/453,939, subsequently granted U.S. Patent No. 9,399,110, limiting our rights under this License Agreement to the fields and applications of tobacco, nicotine, Hemp-CBD, cannabis, reduced tobacco risk and smoking cessation.

As a result of this agreement, our business and operational focus is now in the areas of heated tobacco/heat not burn (HnB) methods and devices. The Asset Purchase Agreement contains customary indemnification provisions. The foregoing description of the terms and conditions of the Asset Purchase Agreement is qualified in its entirety by reference to the agreement which is filed as Exhibit 10.1 to this report. The various patent assignments, license agreement terminations and licensed agreement modifications will be filed by amendments to this report.

Item 3.02	Unregistered Sale of Equity Securities.

On December 31, 2019 we issued Chong Corporation the Purchase Price Shares as a portion of the Purchase Price of the Assets in the transaction described elsewhere in this report. The recipient is an accredited investor and the issuance was exempt from registration under the Securities Act of 1933, as amended, in reliance on an exemption provided by Section 4(a)(2) of that act.

Item 8.01	Other Events.

Company Business Update

Following the closing of the Asset Purchase Agreement described in Item 2.01 of this report, our business and operations are now focused on commercializing the CQENS System, a patent-pending method of inductively heating tobacco and other substances and ingredients that support reduced risk (RRP), profile given that the technology prevents combustion and prevents its consumers from inhaling the dangerous byproducts of combustion. We believe that heat-not-burn (HnB) technologies will be of great interest to the international tobacco industry and the growing hemp-CBD cannabis industries. HnBs represent the latest in tobacco and inhalable technologies, and likely to supplant the electronic vapor system (EVS) technologies including e-cigarettes and electronic nicotine delivery systems. We believe HnBs, if properly designed, will avoid many of the issues that have proved troublesome for EVS’ including thermal decomposition, heating irregularities and the formation and presence of high levels of acrolein and formaldehyde. In the fall of 2019 Philip Morris International introduced its HnB product to U.S. markets. This product, which was sold in more than 40 countries before entering U.S. markets, like other HnB technologies, is a device that heats a tobacco stick, rather than burning it, and testing supports claims that the product can potentially reduce the number of noxious chemicals found in cigarette smoke by 95%.

The CQENS System is supported by three patent applications, the most recent of these, a Patent Cooperation Treaty (PCT) patent application, was filed by Chong Corporation in January 2019. In May 2019 Chong Corporation was informed that the International Searching Authority (ISA) had completed its review of the PCT patent application and issued the International Search Report and Written Opinion relative to that application. The ISA found that 34 of the application’s 55 claims were patentable and the remaining 21 would also be patentable if successfully amended. On September 5, 2019, Chong Corporation filed a Chapter II Demand and Article 34 Amendments with the International Bureau of the World International Property Office (WIPO) as a part of what we expect will be a successful effort to obtain a favorable opinion for all of its claims. We have succeeded to these rights with our purchase of the Assets as described earlier in this report.

According to the ISA, the CQENS Systems’ method of configuring inductive heating systems, devices and tobacco consumables represent inventive embodiments and concepts of inductive, non-combusting, tobacco heating. Among the most important disclosures in the CQENS System intellectual property are those related to certain embodiments of the system that can quickly reach temperatures well above 350C without any markers consistent with combustion while producing an inhalable aerosol.

We believe that many concepts and embodiments with respect to CQENS System address the most common consumer complaints related to currently available HnBs and systems including:

● Start-up time — the CQENS System is able to provide instant on/off from a consumer perspective, with less than a 2.5 second warm up time, compared to the other commercial devices that require warmups of greater than 20 seconds;

● Consumer experience - a CQENS System tobacco consumable is able to be enjoyed in multiple sessions unlike other devices currently on the market ; and

● Device cleanliness — the CQENS System eliminates the need to periodically clean the device and its components.

Independent toxicology test results of the CQENS System support our claims of rapid heating, non-combustion—even at high temperatures—and report better HPHC (harmful and potentially harmful constituents)/carbonyl test results than those reported by the Philip Morris International product.

Prior to our acquisition of the Assets, Chong Corporation had been involved in discussions with leading independent tobacco industry automation equipment manufacturers, the results of which confirmed that manufacturing the CQENS System’s tobacco consumable can be automated at competitive costs when compared to conventional cigarettes, at high volumes and by modifying machines already in use. The manufacturers also estimated that the product could be launched nine to 12 months from project initiation. We have succeeded to all rights to those discussions and contacts as part of the acquisition of the Assets.

Presently, a Version 1 prototype is ready for cosmetic industrial design, a smaller, more compact Version 2 prototype in development and the Version 3 prototype is on the drawing board. We are currently exploring a number of avenues for the commercializing of the CQENS System, including licensing and product configuration agreements within international tobacco companies, leveraging relationships our management has cultivated in China or other relationships which would permit us to best leverage this technology in the fields of hemp-CBD and legal cannabis. Accordingly, we are unable to predict at this time how the CQENS System will ultimately be commercialized or the estimated costs and further regulatory approvals which may be necessary.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

		Incorporated by Reference			Filed or Furnished Herewith
No.	Exhibit Description	Form	Date Filed	Number

10.1	Asset Purchase Agreement dated December 31, 2019 by and between CQENS Technologies Inc. and Chong Corporation				Filed

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CQENS Technologies Inc.

Date: January 2, 2020	By:	/s/ William P. Bartkowski
William P. Bartkowski, President